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                                                                     EXHIBIT 3.4

                            BYLAWS OF IPAYMENT, INC.
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                                TABLE OF CONTENTS

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                                                                                              PAGE
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
ARTICLE I.         CORPORATE OFFICES.......................................................      1
              1.1  REGISTERED OFFICE.......................................................      1
              1.2  OTHER OFFICES...........................................................      1

ARTICLE II.        MEETINGS OF STOCKHOLDERS................................................      1
              2.1  PLACE OF MEETINGS.......................................................      1
              2.2  ANNUAL MEETING..........................................................      1
              2.3  SPECIAL MEETING.........................................................      1
              2.4  NOTICE OF STOCKHOLDERS' MEETINGS........................................      2
              2.5  ADVANCE NOTICE OF STOCKHOLDER NOMINEES..................................      2
              2.6  ADVANCE NOTICE OF STOCKHOLDER BUSINESS..................................      3
              2.7  MANNER OF GIVING NOTICE, AFFIDAVIT OF NOTICE............................      4
              2.8  QUORUM..................................................................      4
              2.9  ADJOURNED MEETING; NOTICE...............................................      5
              2.10 CONDUCT OF BUSINESS.....................................................      5
              2.11 VOTING..................................................................      5
              2.12 WAIVER OF NOTICE........................................................      5
              2.13 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING..............................      6
              2.14 PROXIES.................................................................      6
              2.15 EQUITY COMPENSATION PLANS...............................................      7

ARTICLE III.       DIRECTORS...............................................................      7
              3.1  POWERS..................................................................      7
              3.2  INITIAL MEMBERS.........................................................      7
              3.3  NUMBER OF DIRECTORS.....................................................      7
              3.4  REMOVAL OF DIRECTORS....................................................      8
              3.5  CHANGE IN NUMBER OF DIRECTORS, VACANCIES................................      8
              3.6  PLACE OF MEETINGS; MEETINGS BY TELEPHONE................................      8
              3.7  REGULAR MEETINGS........................................................      9
              3.8  SPECIAL MEETINGS; NOTICE................................................      9
              3.9  QUORUM..................................................................      9
              3.10 WAIVER OF NOTICE........................................................     10
              3.11 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.......................     10
              3.12 FEES AND COMPENSATION OF DIRECTORS......................................     10


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
ARTICLE IV.        COMMITTEES..............................................................     10
              4.1  COMMITTEES OF DIRECTORS.................................................     10
              4.2  COMMITTEE MINUTES.......................................................     11
              4.3  MEETINGS AND ACTION OF COMMITTEES.......................................     12

ARTICLE V.         OFFICERS................................................................     12
              5.1  OFFICERS................................................................     12
              5.2  APPOINTMENT OF OFFICERS.................................................     12
              5.3  SUBORDINATE OFFICERS....................................................     12
              5.4  REMOVAL AND RESIGNATION OF OFFICERS.....................................     13
              5.5  VACANCIES IN OFFICES....................................................     13
              5.6  CHAIRMAN OF THE BOARD...................................................     13
              5.7  CHIEF EXECUTIVE OFFICER.................................................     13
              5.8  PRESIDENT...............................................................     14
              5.9  VICE PRESIDENT..........................................................     14
              5.10 SECRETARY...............................................................     14
              5.11 CHIEF FINANCIAL OFFICER.................................................     15
              5.12 ASSISTANT SECRETARY.....................................................     15
              5.13 AUTHORITY AND DUTIES OF OFFICERS........................................     15

ARTICLE VI.        INDEMNITY...............................................................     15
              6.1  INDEMNIFICATION.........................................................     15
              6.2  PAYMENT OF EXPENSES IN ADVANCE..........................................     16
              6.3  INDEMNITY NOT EXCLUSIVE.................................................     16
              6.4  INSURANCE...............................................................     16
              6.6  CONFLICTS...............................................................     17

ARTICLE VII.       RECORDS AND REPORTS.....................................................     17
              7.1  MAINTENANCE AND INSPECTION OF RECORDS...................................     17
              7.2  INSPECTION BY DIRECTORS.................................................     18
              7.3  ANNUAL STATEMENT TO STOCKHOLDERS........................................     18
              7.4  REPRESENTATION OF SHARES OF OTHER CORPORATIONS..........................     18

ARTICLE VIII.      GENERAL MATTERS.........................................................     19
              8.1  CHECKS..................................................................     19
              8.2  EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS........................     19
              8.3  STOCK CERTIFICATES......................................................     19
              8.4  SPECIAL DESIGNATION ON CERTIFICATES.....................................     20
              8.5  LOST CERTIFICATES.......................................................     20
              8.6  CONSTRUCTION; DEFINITIONS...............................................     20
              8.7  DIVIDENDS...............................................................     20
              8.8  FISCAL YEAR.............................................................     21
              8.9  SEAL....................................................................     21
              8.10 TRANSFER OF STOCK.......................................................     21


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
              8.11 STOCK TRANSFER AGREEMENTS...............................................     21
              8.12 REGISTERED STOCKHOLDERS.................................................     21

ARTICLE IX.        AMENDMENTS..............................................................     22

                                      iii
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                                     BYLAWS
                                       OF
                                 IPAYMENT, INC.

                                   ARTICLE I.

                                CORPORATE OFFICES

1.1   REGISTERED OFFICE

      The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

1.2   OTHER OFFICES

      The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

2.1   PLACE OF MEETINGS

      Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

2.2   ANNUAL MEETING

      The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such annual meeting of the stockholders. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3   SPECIAL MEETING

      A special meeting of the stockholders may be called at any time by the Chairman of the Board or Chief Executive Officer of the corporation, the board of directors, or by a majority of the members of the board of directors, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as provided in a resolution of the board of directors or in the Certificate of Incorporation or in these

Bylaws, include the power to call such meetings, or the holders of at least ten percent (10%) of all the votes to be cast on any issue proposed to be considered at the proposed special meeting. Such special meetings may not be called by any other person or persons. Any previously scheduled special meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such special meeting of the stockholders.

2.4   NOTICE OF STOCKHOLDERS' MEETINGS

      All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5   ADVANCE NOTICE OF STOCKHOLDER NOMINEES

      Only persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.5. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation.

      To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholders to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or public disclosure was made and
(b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and


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(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the corporation's books, of such stockholder, and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder.

      At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.5. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

2.6   ADVANCE NOTICE OF STOCKHOLDER BUSINESS

      At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (a) pursuant to the corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors or (c) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.6, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.6.

      Business to be brought before an annual meeting by a stockholder shall not be considered properly brought if the stockholder has not given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so received not later than the

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close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the corporation, which are owned by the stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) any material interest of the stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (v) any other information that is required by law to be provided by the stockholder in his or her capacity as a proponent of a stockholder proposal.

      Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.6. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

2.7   MANNER OF GIVING NOTICE, AFFIDAVIT OF NOTICE

      Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.8   QUORUM

      The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.9   ADJOURNED MEETING; NOTICE

      When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.10  CONDUCT OF BUSINESS

      The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

2.11  VOTING

      The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.13 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

      Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. The stockholders shall have no right to cumulate their votes in the election of directors.

2.12  WAIVER OF NOTICE

      Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

2.13  RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

      In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty
(60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

      If the board of directors does not so fix a record date:

                  (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (ii) The record date for determining stockholders for any
            other purpose shall be at the close or business on the day on which the board of directors adopts the resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.14  PROXIES

      Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by (i) a written proxy, signed by the stockholder and filed with the secretary of the corporation, or
(ii) transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission in accordance with the provisions of Section 212(c)(2) of the General Corporation Law of Delaware, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

2.15  EQUITY COMPENSATION PLANS

      All plans (and any material amendment to the terms of such plan) providing for the issuance or grant of equity incentives, including but not limited to, stock options, restricted stock grants, phantom stock, junior stock, stock appreciation rights, warrants and rights to acquire stock or awards based upon stock performance shall be submitted to the stockholders for approval within twelve (12) months of the approval of the plan by the board of directors. No plan failing to be approved by the corporation's stockholders shall be continued by the corporation.

                                  ARTICLE III.

                                    DIRECTORS

3.1   POWERS

      Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by-or under the direction of the board of directors.

3.2   INITIAL MEMBERS

      The initial members of the Board of Directors of the corporation, who shall serve until the first annual meeting of the stockholders of the corporation or until their successors are elected and qualified, shall consist of seven directors, and their names are as follows: Gregory S. Daily, John Harrison, David Wilds, Peter Chung, Clay M. Whitson, David T. Vandewater, and
___________________.

3.3   NUMBER OF DIRECTORS

      The authorized number of directors shall be not less than five (5) and not more than nine (9) until changed by a proper amendment to this Section 3.3.

      Within the limits specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. Directors need not be stockholders, residents of Delaware or citizens of the United States. The directors shall be elected by ballot at the annual meeting of the stockholders and each director shall be elected to serve a term of one year or until his successor shall be elected and shall qualify or until his earlier resignation or removal; provided that in the event of failure to hold such meeting or to hold such election at such meeting, such election may be held at any special meeting of the stockholders called for that purpose. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal, failure to elect, or otherwise, the remaining directors, although more or less than a quorum, by a majority vote of such remaining directors may elect a successor or successors who shall hold office for the unexpired term.

3.4   REMOVAL OF DIRECTORS

      The Board of Directors may remove any director at any time with or without cause upon an affirmative vote of a majority or the entire Board of Directors at a special meeting called for the purpose. The stockholders may remove one (1) or more director(s) only for cause. For purposes of removal of a director of the corporation, "cause" shall mean (a) a final conviction of a felony involving moral turpitude, (b) willful misconduct that is materially and demonstrably injurious economically to the corporation, (c) breach of the duty of loyalty to the corporation or (d) a material breach of the duty of care owed to the corporation. For purposes of this definition of "cause," no act, or failure to act, by a director shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the corporation or any Affiliate of the corporation. "Cause" shall not exist unless and until the corporation has delivered to the director a written notice of the act or failure to act that constitutes "cause" and such director shall not have cured such act or omission within ten (10) days after the delivery of such notice. As used in this Certificate of Incorporation, "Affiliate" has the meaning given such term under Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

3.5   CHANGE IN NUMBER OF DIRECTORS; VACANCIES

      The maximum number of directors may be increased by an amendment to these by-laws adopted by a majority vote of the board of directors or by a majority vote of the capital stock having voting power, and if the number of directors is so increased by action of the board of directors or of the stockholders or otherwise, then the additional directors may be elected in the manner provided above for the filling of vacancies in the board of directors or at the annual meeting of stockholders or at a special meeting called for that purpose.

      There shall be no right with respect to shares of stock of the corporation to cumulate votes in the election of directors.

3.6   PLACE OF MEETINGS; MEETINGS BY TELEPHONE

      The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

      Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.7   REGULAR MEETINGS

      Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.8   SPECIAL MEETINGS; NOTICE

      Special meetings of the board for any purpose or purposes may be called at any time by the chairman of the board, the chief executive officer, the president, any vice president, the secretary or any two (2) directors.

      Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the-meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.9   QUORUM

      At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

      A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.10  WAIVER OF NOTICE

      Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

3.11  BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

      Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee. Written consents representing actions taken by the board or committee may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

3.12  FEES AND COMPENSATION OF DIRECTORS

      Unless otherwise restricted by the certificate of incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV.

                                   COMMITTEES

4.1   COMMITTEES OF DIRECTORS

      The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these Bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151 (a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend these Bylaws; and, unless the board resolution establishing the committee, these Bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

      The board of directors shall have audit, compensation and corporate governance committees consisting solely of "independent" directors within the meaning of such term as defined by the listing standards of the primary exchange on which the shares of the corporation are traded. Each committee will have duties as may be delegated by the board of directors and as set forth in the charter of each committee.

4.2   COMMITTEE MINUTES

      Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.


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4.3   MEETINGS AND ACTION OF COMMITTEES

      Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section
3.4 (Place of Meetings; Meetings by Telephone), Section 3.5 (Regular Meetings),
Section 3.6 (Special Meetings; Notice), Section 3.7 (Quorum), Section 3.8 (Waiver of Notice) and Section 3.9 (Board Action by Written Consent Without a Meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                   ARTICLE V.

                                    OFFICERS

5.1   OFFICERS

      The officers of the corporation shall be a chairman of the board, a chief executive officer, a president, one or more vice presidents, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, one or more assistant vice presidents, assistant secretaries and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5.2   APPOINTMENT OF OFFICERS

      The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

5.3   SUBORDINATE OFFICERS

      The board of directors may appoint, or empower either the chief executive officer or president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine.


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
5.4   REMOVAL AND RESIGNATION OF OFFICERS

      Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

      Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5   VACANCIES IN OFFICES

      Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

5.6   CHAIRMAN OF THE BOARD

      The chairman of the board shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these Bylaws. If there is no chief executive officer, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws.

5.7   CHIEF EXECUTIVE OFFICER

      The chief executive officer shall (i) be primarily responsible for the general management of the business affairs of the Corporation and for implementing the policies and directives of the board of directors, (ii) preside at all meetings of stockholders and the board of directors during the absence or disability of the chairman of the board, (iii) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation's business, and (iv) perform such other duties as from time to time may be assigned by the board of directors. The same person may simultaneously hold the offices of chairman of the board and chief executive officer.


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
5.8   PRESIDENT

      The president shall (i) preside at all meetings of the stockholders and the board of directors during the absence or disability of both the chairman of the board and the chief executive officer, (ii) be primarily responsible for the general management of the business of the Corporation and for implementing the policies and directives of the board of directors during the absence or disability of both the chairman of the board and the chief executive officer,
(iii) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation's business and (iv) perform such other duties as from time to time may be assigned by the chairman of the board, the chief executive officer or the board of directors.

5.9   VICE PRESIDENT

      In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these Bylaws, the president, the chief executive officer or the chairman of the board.

5.10  SECRETARY

      The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

      The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

      The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these Bylaws. He or she shall keep the seal of the corporation, if one be


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
adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

5.11  CHIEF FINANCIAL OFFICER

      The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

      The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these Bylaws.

5.12  ASSISTANT SECRETARY

      The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

5.13  AUTHORITY AND DUTIES OF OFFICERS

      In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

                                   ARTICLE VI.

                                    INDEMNITY

      6.1 INDEMNIFICATION

      The corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the fullest extent authorized or permitted by the General Corporation Law (as now or hereafter in effect), any person (or the


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
estate of any person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided herein shall not be deemed to limit the right of the corporation to indemnify any other person for any such expenses to the fullest extent authorized or permitted by the General Corporation Law (as now or hereafter in effect), nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the corporation may have or hereafter acquire under these Bylaws or the certificate of incorporation of the corporation or under any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any repeal or modification of the foregoing by amendment or operation of law shall not adversely affect any right of a director, officer or employee of the corporation existing at the time of such repeal or modification.

6.2   PAYMENT OF EXPENSES IN ADVANCE

      Expenses incurred in defending any action or proceeding for which indemnification is required or permitted pursuant to Section 6.1 following authorization thereof by the board of directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article 6.

6.3   INDEMNITY NOT EXCLUSIVE

      The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that additional rights to indemnification are authorized in the certificate of incorporation.

6.4   INSURANCE

      The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him


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
in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.

6.6   CONFLICTS

      No indemnification or advance shall be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

                  (i) that it would be inconsistent with a provision of the
            certificate of incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limited indemnification; or

                  (ii) that it would be inconsistent with any condition
            expressly imposed by a court in approving a settlement.

                                  ARTICLE VII.

                               RECORDS AND REPORTS

7.1 MAINTENANCE AND INSPECTION OF RECORDS

      The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares, held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

      Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.


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
      The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

7.2   INSPECTION BY DIRECTORS

      Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3   ANNUAL STATEMENT TO STOCKHOLDERS

      The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

7.4   REPRESENTATION OF SHARES OF OTHER CORPORATIONS

      The chairman of the board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.


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
                                  ARTICLE VIII.

                                 GENERAL MATTERS

8.1   CHECKS

      From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2   EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

      The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3   STOCK CERTIFICATES

      The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.


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
8.4   SPECIAL DESIGNATION ON CERTIFICATES

      If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5   LOST CERTIFICATES

      Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6   CONSTRUCTION; DEFINITIONS

      Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

8.7   DIVIDENDS

      The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property or in shares of the corporation's capital stock.


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
      The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8   FISCAL YEAR

      The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8.9   SEAL

      The seal of the corporation shall be such as from time to time may be approved by the board of directors.

8.10  TRANSFER OF STOCK

      Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11  STOCK TRANSFER AGREEMENTS

      The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.12  REGISTERED STOCKHOLDERS

      The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


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                                   ARTICLE IX.

                                   AMENDMENTS

      The certificate of incorporation confers the power to adopt, amend or repeal Bylaws upon the directors. The Board of Directors may repeal or amend any provision of the Bylaws of the Corporation unless (i) the General Corporation Law reserves this power exclusively to the stockholders or (ii) the stockholders, in amending or repealing a particular Bylaw, provide expressly that the Board of Directors may not amend or repeal that particular Bylaw.


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